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                                                                     Exhibit 4.1

                                AMENDMENT NO. 1
                                     TO THE
                             1997 STOCK OPTION PLAN

          THIS AMENDMENT NO. 1 TO The IXATA Group, Inc. (the "Company") 1997 Stock Option Plan (this "Amendment") is made and effective as of the 20/th/ day of November, 2000.

                                    RECITALS

          WHEREAS, the Board of Directors of the Company adopted a resolution on November 20, 2000 increasing the number of shares of Common Stock of the Company available under the 1997 Stock Option Plan (the "Plan") from 1,000,000 to 7,000,000.


          NOW, THEREFORE, the Company hereby amends the Plan as follows:

          Section 3, captioned "Shares Available under the Plan," is revised to increase the number of Shares available under the Plan from 1,000,000 to 7,000,000.


          IN WITNESS WHEREOF, the undersigned has executed and delivered this Amendment as of the date first above written.


                                          THE IXATA GROUP, INC.


                                          By: /s/ Paul B. Silverman
                                              ----------------------------------
                                              Paul B. Silverman
                                          Its:  Chairman of the Board and Chief
                                                Executive Officer